Exhibit 99.1

LogicMark Announces Appointment of Internet Pioneer John Pettitt to the Company’s Board of Directors

Pettitt’s deep technical experience and successful entrepreneurial track record adds new perspective to the Board and the Personal Emergency Response Systems (PERS) category.

Louisville, KY., Mar. 17, 2022 – LogicMark, Inc. (NASDAQ: LGMK), provider of PERS health communications devices and IoT technology for the care economy, today announces the appointment of John Pettitt to the company’s Board of Directors. Pettitt brings nearly 40 years of experience in e-commerce, and content distribution and protection to LogicMark. He has been granted multiple foundational technology patents, established the first commercial non-academic Internet connection in the U.K., and has had four successful founder exits.

Two of his companies, Beyond and CyberSource, had successful IPOs. During his time at CyberSource, Pettitt focused on building out an early credit card fraud detection system. While at Beyond, he built from scratch an e-commerce system and one of the first Internet app stores.

Specialix, where Pettitt worked on communications and networking hardware, was acquired by Pearl Systems. Pettitt’s last start up, Relay Media, where he served as CTO and Co-founder, developed a real-time Accelerated Mobile Pages translation program to service more than 100 million pages a month for publishers. Relay Media was purchased by Google in 2017. Today Pettitt serves as technical leader for a large, multi-product team at Google.

“John’s deep experience in multiple technology domains – Internet, mobile technologies, patents, and ecommerce – will provide invaluable insight to the LogicMark management team as we seek to grow our company and evolve our products,” said Chia-Lin Simmons, LogicMark’s Chief Executive Officer. “With his success as a co-founder and entrepreneur – taking two companies public on NASDAQ and selling two successful technology companies – we believe that he will bring a fresh, entrepreneurial perspective to the table and the industry.”

“Many seniors in the U.S. today are living in isolation with substandard and hard-to-use technological solutions,” said Pettitt. “LogicMark’s history of using technology to make assistance affordable and available is a mission I hope to build upon. I want to help LogicMark build out the Care Economy technology platform and make sure people get the appropriate care they need, based on their stage of life.”

About LogicMark, Inc.

LogicMark, Inc. (formerly Nxt-ID, Inc.) provides personal emergency response systems (PERS), health communications devices and IoT technologies to create a connected care platform. The company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point that everyday consumers could afford. LogicMark’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors. The company was awarded a contract by the U.S. General Services Administration that enables the company to distribute its products to federal, state and local governments. For more information on projects and services, visit LogicMark.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect LogicMark's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding LogicMark's successful execution of its business strategy. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target," "intend" and "expect" and similar expressions, as they relate to LogicMark or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to LogicMark and are subject to a number of risks, uncertainties, and other factors that could cause LogicMark's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

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